As filed with the Securities and Exchange Commission on December 3, 1999
                                                      Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                         MERISTAR HOTELS & RESORTS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                            51-0379982
  (State or other jurisdiction of                             (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
          (Address, including zip code, of Principal Executive Offices)
                 MERISTAR HOTELS & RESORTS, INC. INCENTIVE PLAN
                            (Full title of the plan)

                                Paul W. Whetsell
                Chairman of the Board and Chief Executive Officer
                         MeriStar Hotels & Resorts, Inc.
                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                     (Name and address of agent for service)

                           ---------------------------

                                 (202) 295-1000
          (Telephone number, including area code, of agent for service)

                           ---------------------------

                                    Copy to:
                            Richard S. Borisoff, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum     Proposed Maximum
          Title of Each Class of                Amount to be       Offering Price     Aggregate Offering          Amount of
        Securities to be Registered              Registered         Per Share(1)           Price(1)            Registration Fee
===========================================  ==================  ==================  =====================  ======================
Common Stock, $0.01 par value..............     2,000,000(2)            $3.25             $6,500,000                $1,716
===========================================  ==================  ==================  =====================  ======================

(1) An estimate, based on the average of the high and low prices on November 26, 1999 on the New York Stock Exchange Composite Transaction Tape, as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the 2,000,000 shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents 2,000,000 shares of Common Stock issuable pursuant to the MeriStar Hotels & Resorts, Inc. Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also relates to such indeterminate number of additional shares of Common Stock of MeriStar Hotels & Resorts, Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan information

         The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

         This Registration Statement covers 2,000,000 additional shares of common stock, par value $0.01 per share, of MeriStar Hotels & Resorts, Inc. (the "Company") reserved for issuance under the MeriStar Hotels & Resorts, Inc. Incentive Plan, as amended (the "Plan"). The Company previously filed with the Commission a Registration Statement on Form S-8 (No. 333-60539) (the "Prior Registration Statement") covering an aggregate of 4,000,000 shares issuable under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

         A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement

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

relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Restated Certificate of Incorporation, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on December 3, 1999.

                                       MERISTAR HOTELS & RESORTS, INC.


                                       By: /s/ Paul W. Whetsell
                                       ------------------------
                                       Name:  Paul W. Whetsell
                                       Title: Chairman of the Board and Chief
                                              Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Paul W. Whetsell and James A. Calder and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 3, 1999.


          Signatures                        Title
          ----------                        -----

     /s/ Paul W. Whetsell                   Chairman of the Board and
     --------------------                   Chief Executive Officer
     Paul W. Whetsell                       (Principal Executive Officer)

     /s/ James A. Calder                    Chief Financial Officer (Principal
     -------------------                    Financial and Accounting Officer)
     James A. Calder

     /s/ David E. McCaslin                  President and Director
     ---------------------
     David E. McCaslin

     /s/ Steven D. Jorns                    Vice Chairman of the Board
     -------------------
     Steven D. Jorns

     /s/ Daniel L. Doctoroff                Director
     -----------------------
     Daniel L. Doctoroff

     /s/ Kent R. Hance                      Director
     -----------------
     Kent R. Hance

     /s/ Joseph McCarthy                    Director
     -------------------
     Joseph McCarthy

     /s/ James B. McCurry                   Director
     --------------------
     James B. McCurry

     /s/ James R. Worms                     Director
     ------------------
     James R. Worms

     /s/ S. Kirk Kinsell                    Director
     -------------------
     S. Kirk Kinsell

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

                                  EXHIBIT INDEX

                                                                 Sequential Page
Exhibits                                                             Number
--------                                                             ------
5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered.
23.1  --  Consent of KPMG LLP.
23.2 -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
24.1  --  Power of Attorney (included on signature page hereto).

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